EXHIBIT 21

3M COMPANY AND CONSOLIDATED SUBSIDIARIES (PARENT AND SUBSIDIARIES)

AS OF DECEMBER 31, 2016

Name of Company	Organized Under Law of
Registrant — 3M Company	Delaware
Consolidated subsidiaries of the Registrant:
3M Cogent, Inc.	Delaware
3M Electronic Monitoring, Inc.	Delaware
3M Financial Management Company	Delaware
3M Global Channel Services, Inc.	Delaware
3M Innovative Properties Company	Delaware
3M Purification Inc.	Delaware
Aearo Holding LLC	Delaware
Aearo Technologies LLC	Delaware
Capital Safety North America Holdings Inc.	Delaware
Ceradyne, Inc.	Delaware
3M Unitek Corporation	California
Meguiar’s, Inc.	California
3M Health Information Systems, Inc.	Maryland
3M Touch Systems, Inc.	Massachusetts
GTA-NHT, Inc.	Massachusetts
D B Industries, LLC	Minnesota
Two Harbors Insurance Company	South Carolina
3M Argentina Stock Company, Commercial, Industrial, Financial Real Property and Farming Corporation	Argentina
3M Australia Pty. Ltd.	Australia
3M Osterreich Gesellschaft m.b.H.	Austria
3M Precision Grinding GmbH	Austria
3M Belgium BVBA/SPRL	Belgium
3M do Brasil Ltda.	Brazil
3M Manaus Industria de Produtos Quimicos Ltda.	Brazil
3M Canada Company – Compagnie 3M Canada	Canada
Capital Safety Group Canada ULC	Canada
3M Chile S.A.	Chile
3M China Limited	China
3M International Trading (Shanghai) Co., Ltd.	China
3M International Trading (Shenzhen) Co., Ltd.	China
3M Investments (China) Co., Ltd.	China
3M Material Technology (Guangzhou) Co., Ltd.	China
3M Material Technology (Hefei) Co., Ltd.	China
3M Material Technology (Suzhou) Co., Ltd.	China
3M Optical Systems Manufacturing Co., (Shanghai) Ltd.	China
3M Speciality Materials (Shanghai) Co., Ltd.	China
3M Colombia, S.A.	Colombia
Articulos de Seguridad S.A.S.	Columbia
3M a/s	Denmark
Suomen 3M Oy	Finland
3M Purification	France
3M France S.A.S.	France
Capital Safety Group EMEA	France
EMFI SAS	France
3M Bricolage & Batiment	France
3M Deutschland GmbH	Germany

Name of Company	Organized Under Law of
3M Real Estate GmbH & Co. KG	Germany
3M Technical Ceramics, Zweigniederlassung der 3M Deutschland GmbH	Germany
Dyneon GmbH	Germany
Wendt GmbH	Germany
3M Hong Kong Limited	Hong Kong
3M India Limited	India
3M Electronic Monitoring Ltd	Israel
3M ITALIA s.r.l.	Italy
3M Japan Limited	Japan
3M Japan Holdings G.K.	Japan
3M Japan Products Limited	Japan
3M Korea Health and Safety Limited	Korea
3M Korea High Technology Limited	Korea
3M Korea Ltd	Korea
3M Asset Management S.a.r.l.	Luxembourg
3M Attenti Holdings S.a.r.l.	Luxembourg
3M Global Capital S.a.r.l.	Luxembourg
Capital Safety Group S.a.r.l.	Luxembourg
3M Malaysia Sdn. Bhd.	Malaysia
3M Mexico, Sociedad Anonima de Capital Variable	Mexico
3M Nederland B.V.	Netherlands
3M New Zealand Limited	New Zealand
3M Norge A/S	Norway
3M Panama Pacifico S. de R.L.	Panama
3M Peru, Sociedad Anomia	Peru
3M Poland Spolka z ograniczona odpowiedzialnoscia	Poland
3M Wroclaw spolka z ograniczona odpowiedzialnoscia	Poland
3M Puerto Rico, Inc.	Puerto Rico
3M Romania S.R.L.	Romania
3M Russia Closed Joint Stock Company	Russia
3M Innovation Singapore Pte. Ltd.	Singapore
3M Singapore Pte. Ltd.	Singapore
3M TECHNOLOGIES (S) PTE. LTD.	Singapore
Cuno Filtration Asia Pte. Ltd.	Singapore
3M South Africa (Proprietary) Limited	South Africa
3M Espana, S.L.	Spain
3M Svenska Aktiebolag	Sweden
3M EMEA, GmbH	Switzerland
3M (East) A.G.	Switzerland
3M (Schweiz) GmbH	Switzerland
3M Taiwan Ltd.	Taiwan
3M Taiwan Optronics Corporation	Taiwan
Alpha Beta Global Tapes & Adhesives Co., Ltd.	Taiwan
3M Thailand Limited	Thailand
3M Sanayi Ve Ticaret A.S.	Turkey
3M Gulf Limited	United Arab Emirates
3M Health Care Limited	United Kingdom
3M UK Holdings Limited	United Kingdom
3M United Kingdom Public Limited Company	United Kingdom
Capital Safety Acquisitions Limited	United Kingdom
Capital Safety ROW Limited	United Kingdom
3M Manufacturera Venezuela, S.A.	Venezuela

NOTE: Subsidiary companies excluded from the above listing, if considered in the aggregate, would not constitute a significant subsidiary.